EXHIBIT 1

JOINT FILING AGREEMENT

Dated as of May 28, 2014

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of the Amendment No. 6, and any subsequent amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

ADOLPH COORS COMPANY LLC

By:	/s/ Jeffrey H. Coors
Jeffrey H. Coors, Director

ADOLPH COORS JR. TRUST
AUGUSTA COORS COLLBRAN TRUST
BERTHA COORS MUNROE TRUST B
HERMAN F. COORS TRUST
LOUISE COORS PORTER TRUST
GROVER C. COORS TRUST
MAY KISTLER COORS TRUST

By: Adolph Coors Company LLC, as Trustee

	By:	/s/ Jeffrey H. Coors
Jeffrey H. Coors, Director

ADOLPH COORS FOUNDATION

By:	/s/ Peter H. Coors
Peter H. Coors, Trustee and President